                                                                   Exhibit 3.94

STATE OF NEW YORK    }
                       SS:
DEPARTMENT OF STATE  }

I HEREBY CERTIFY THAT THE ANNEXED COPY HAS BEEN COMPARED WITH THE ORIGINAL DOCUMENT IN THE CUSTODY OF THE SECRETARY OF STATE AND THAT THE SAME IS A TRUE COPY OF SAID ORIGINAL.

     WITNESS MY HAND AND SEAL OF THE DEPARTMENT OF STATE ON MAY 28 2002

[SEAL]

                                                     /s/ [ILLEGIBLE]
                                               SPECIAL DEPUTY SECRETARY OF STATE

DOS-1266 (7/00)

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                          CERTIFICATE OF INCORPORATION

                                       OF

                 NORTHERN PROPERTIES CORPORATION OF PLATTSBURGH

             PURSUANT TO SECTION 402 OF THE BUSINESS CORPORATION LAW

                                       OF

                              THE STATE OF NEW YORK
  *****************************************************************************

   I, the undersigned, desiring to form a corporation pursuant to section 402 of the Business corporation Law of the State of New York, do hereby make, subscribe and acknowledge this certificate for that purpose as follows:

   FIRST:      The name of the proposed corporation is

           NORTHERN PROPERTIES CORPORATION OF PLATTSBURGH

   SECOND:     The purpose for which said corporation is to be formed is to do any and all of the things hereinafter set forth to the same extent as natural persons might or could do, namely:

               to buy, sell, exchange, rent, lease, sub-lease, or otherwise acquire, and to erect, construct, maintain, improve, rebuild, enlarge, alter, manage, control, develop, assign, transfer, convey, pledge, alienate, or otherwise dispose of, and to mortgage or otherwise encumber, and to generally deal in real and personal property wherever situated, either directly or through ownership of shares in any corporation, and to such extent as a corporation organized under the Business corporation Law of New York may now or hereafter lawfully do, to

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do, either as principal or agent and either alone or in connection with other corporations, firms, or individuals, all and everything necessary, suitable, convenient or proper for, or in connection with, or incident to, the accomplishment of any of the purposes or the attainment of any one or more of the objects herein enumerated, or designed, directly or indirectly to promote the interests of this Corporation or to enhance the value of its properties; and in general to do any and all things and exercise any and all powers, rights, and privileges which a corporation may now or hereafter be organized to do or to exercise under the Business Corporation Law of New York, or under any act amendatory thereof, supplemental thereto, or substituted therefor.

   THIRD:      The office of the corporation is to be located in the County of
Albany and State of New York.

   FOURTH:     The aggregate number of shares which the corporation shall have the authority to issue is 200 shares of no par value.

   FIFTH:      The shares shall be designated as "common stock".

   SIXTH:      The Secretary of State is designated as agent of the corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of any process served upon him is: The Corporation, c/o Miller, Seeley & Segel, P.C., 5 Washington Square, Washington Avenue Extension, Albany, New York 12205.

   The undersigned incorporator is of the age of eighteen years or over.

   IN WITNESS WHEREOF, this Certificate has been subscribed this 23rd day of September, 1988 by the undersigned who affirms that the statements made herein are true under the penalties of perjury.

                                              /s/ James F. Seeley
                                              ----------------------------------
                                              James F. Seeley
                                              4 Hudson Court
                                              Ballston Lake, New York 12019

                          CERTIFICATE OF INCORPORATION

                                       OF

                         NORTHERN PROPERTIES CORPORATION
                                 OF PLATTSBURGH

 STATE OF NEW YORK
DEPARTMENT OF STATE

FILED OCT 07 1988

AMT. OF CHECK $ 120
FILING FEE $ 100
TAX $ 10
COUNTY FEE $________
COPY $______________
CERT $______________
REFUND $____________
SPEC HANDLE $ 10

BY: /s/ [ILLEGIBLE]
   -----------------
[ILLEGIBLE]

                          MILLER, SEELEY & SEGEL, P.C.
                         ATTORNEYS and COUNSELORS AT LAW
                               5 WASHINGTON SQUARE
                                ALBANY N.Y 12205
                                 (518) 452-0941

                                   [ILLEGIBLE]

STATE OF NEW YORK   }  SS:
DEPARTMENT OF STATE }

I HEREBY CERTIFY THAT THE ANNEXED COPY HAS BEEN COMPARED WITH THE ORIGINAL DOCUMENT IN THE CUSTODY OF THE SECRETARY OF STATE AND THAT THE SAME IS A TRUE COPY OF SAID ORIGINAL.

     WITNESS MY HAND AND SEAL OF THE DEPARTMENT OF STATE ON MAY 28 2002

[SEAL]

                                                      /s/ [ILLEGIBLE]
                                               SPECIAL DEPUTY SECRETARY OF STATE

DOS-1266 (7/00)

                                                                   F941031000213

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                         CERTIFICATE OF INCORPORATION OF

                 NORTHERN PROPERTIES CORPORATION OF PLATTSBURGH

                UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

     The undersigned, being the President and Secretary of NORTHERN PROPERTIES CORPORATION OF PLATTSBURGH do hereby certify and set forth:

     (1) The name of the corporation is: NORTHERN PROPERTIES CORPORATION OF PLATTSBURGH.

     (2) The Certificate of Incorporation of NORTHERN PROPERTIES CORPORATION OF PLATTSBURGH was filed with the Department of State of the State of New York on the 7th day of October, 1988.

     (3) The Certificate of Incorporation is amended to reflect the imposition of restrictions on the Board of Directors. A new Article SEVENTH shall be added to the Certificate of Incorporation of NORTHERN PROPERTIES CORPORATION OF PLATTSBURGH imposing restrictions on the Board of Directors and shall read as follows:

     SEVENTH: All managerial acts in the conduct of the corporate affairs shall be authorized or consented to by the shareholders and the board shall have no discretion or power in connection therewith, except that where necessary or convenient as determined by the shareholders, the board shall accept any resolution concerning the business and affairs of the corporation as may be directed by the shareholders.

     The affirmative vote of 67% of the issued and outstanding shares entitled to vote shall be necessary to approve the actions requiring the approval of the shareholders as provided for herein:

     (4) The amendment to the certificate of Incorporation was authorized by a vote of the Board of Directors, followed by the unanimous affirmative vote of the Shareholders of the Corporation at a meeting of the Directors and Shareholders of said corporation duly called and held on the 17th day of October, 1994, a quorum being present.

                                   [ILLEGIBLE]

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     IN WITNESS WHEREOF, this Certificate has been subscribed this 20th day of
October, 1994, by the undersigned who affirms that the statements made herein are true under the penalties of perjury.


                                              /s/ Ross M. Sarbou
                                              ----------------------------------
                                              Ross M. Sarbou, President


                                              /s/ Gloria Sarbou
                                              ----------------------------------
                                              Gloria Sarbou, Secretary

                                                                   F941031000213

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                         CERTIFICATE OF INCORPORATION OF

                 NORTHERN PROPERTIES CORPORATION OF PLATTSBURGH


                                STATE OF NEW YORK
                               DEPARTMENT OF STATE
                                   OCT 31 1994
                                   [ILLEGIBLE]


                     STAFFORD, TROMBLEY, PURCELL, LAMTINEN,
                             OWENS & CURTIN, P.C.
                                   [ILLEGIBLE]

                                                                    941031000228

STATE OF NEW YORK    }  SS:
DEPARTMENT OF STATE  }


I HEREBY CERTIFY THAT THE ANNEXED COPY HAS BEEN COMPARED WITH THE ORIGINAL DOCUMENT IN THE CUSTODY OF THE SECRETARY OF STATE AND THAT THE SAME IS A TRUE COPY OF SAID ORIGINAL.

     WITNESS MY HAND AND SEAL OF THE DEPARTMENT OF STATE ON MAY 28 2002

[SEAL]

                                                     /s/ [ILLEGIBLE]
                                               SPECIAL DEPUTY SECRETARY OF STATE

DOS-1266 (7/00)

                                                                   F981222000618

                              CERTIFICATE OF MERGER

                                       OF

                               NP ACQUISITION, INC.

                                       AND

                 NORTHERN PROPERTIES CORPORATION OF PLATTSBURGH

                                      INTO

                 NORTHERN PROPERTIES CORPORATION OF PLATTSBURGH

                Under Section 904 of the Business Corporation Law

     We, the undersigned, being respectively the Vice President and Assistant Secretary of NP Acquisition, Inc., and the President and Secretary of Northern Properties Corporation of Plattsburgh, certify:

The Agreement and Plan of the Merger was adopted by the board of directors of each constituent corporation.

     1.   The name of each constituent corporation is as follows:

                 NP Acquisition, Inc and Northern Properties
                           Corporation of Plattsburgh

     2.   The name of the surviving corporation is:

                 Northern Properties Corporation of Plattsburgh

     3. The number of outstanding shares of NP Acquisition, Inc, is ten (10) shares without par value, all of which are entitled to vote. The number of outstanding shares of Northern Properties Corporation of Plattsburgh is ten (10) shares without par value, all of which shares are entitled to vote.

     4. The Certificate of Incorporation of NP Acquisition Inc., was filled by the Department of State on the 21st day of December, 1998 and the Certificate of Incorporation of Northern Properties Corporation of Plattsburgh, was filed by the Department of State on October ?? 1988, which Certificate of Incorporation was last amended by a Certificate of Amendment of the Certificate of Incorporation of Northern Properties Corporation of Plattsburgh filed by the Department of State on October 31, 1994.

     5. The Merger was authorized by the Unanimous Written Consent of all outstanding shares of NP Acquisition, Inc., entitled to vote thereon and by the Unanimous Written consent of all outstanding shares of Northern Properties Corporation of Plattsburgh, entitled to vote thereon.

     6.   The Merger shall be effective on 12/23/98.

     IN WITNESS WHEREOF, the undersigned have each signed this certificate and affirmed the truth of the statements contained therein under penalty of perjury this 22nd of December, 1998.

                                              NP ACQUISITION, INC.


                                              By: /s/ Jerry S. Cifor
                                                  ------------------------------
                                                  Jerry S. Cifor, Vice President
                                                  and Assistant Secretary

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                                              NORTHERN PROPERTIES
                                              CORPORATION OF PLATTSBURGH


                                              By: /s/ Ross M. Sarbou, President
                                                  ------------------------------
                                                  Ross M. Sarbou, President


                                              By: /s/ Gloria Sarbou, Secretary
                                                  ------------------------------
                                                  Gloria Sarbou, Secretary

                                                                   F981222000698

                              CERTIFICATE OF MERGER

                                       OF

                               NP ACQUISITION INC.

                                       AND

                 NORTHERN PROPERTIES CORPORATION OF PLATTSBURGH

                                      INTO

                 NORTHERN PROPERTIES CORPORATION OF PLATTSBURGH

                Under Section 904 of the Business Corporation Law


[NS NATIONWIDE INFORMATION SERVICES INC LOGO]

52 JAMES STREET
ALBANY, NY 12207

(800) 873-3482
(800) 234-8522 FAX

*FILER
JACK OULGLEY
Corporate Assistant Manager

                                                  Dec 22, 1998

                                                                    981222000673

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